                                                                    Exhibit 99.3

================================================================================








                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT


                                  BY AND AMONG


                   THE PURCHASERS LISTED ON SCHEDULE 1 HERETO,



                               SOFTLOCK.COM, INC.

                                       AND

                             SOFTLOCK SERVICES, INC.



                          DATED AS OF DECEMBER 30, 1999






================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                                                     Page No.
                                                                                                     --------
SECTION 1 -   AUTHORIZATION, PURCHASE AND SALE OF THE SHARES

1.1           Authorization of the Shares................................................................1
1.2           Sale and Purchase of the Shares............................................................1
1.3           Certain Defined Terms......................................................................1

SECTION 2 -   CLOSING, PAYMENT AND DELIVERY

2.1           Closings...................................................................................2

SECTION 3 -   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           Organization and Standing; Articles and By-laws............................................3
3.2           Corporate Power............................................................................3
3.3           Subsidiaries...............................................................................3
3.4           Capitalization.............................................................................4
3.5           Authorization..............................................................................4
3.6           Contracts; Insurance.......................................................................5
3.7           SEC Documents..............................................................................6
3.8           Absence of Undisclosed Liabilities.........................................................7
3.9           Absence of Certain Changes.................................................................7
3.10          Taxes   ...................................................................................8
3.11          Transactions with Affiliates...............................................................9
3.12          Litigation.................................................................................9
3.13          Consents9
3.14          Title to Properties; Liens and Encumbrances................................................9
3.15          Leases  ...................................................................................9
3.16          Franchises, Licenses, Trademarks,
                Patents and Other Rights................................................................10
3.17          Issuance Taxes............................................................................11
3.18          Offering11
3.19          Compliance with Other Instruments.........................................................11
3.20          Employees.................................................................................12
3.21          Business of the Company...................................................................13
3.22          Use of Proceeds...........................................................................13
3.23          Applicability of, and Compliance With, Other Laws.........................................14
3.24          Indebtedness..............................................................................15
3.25          Condition of Properties...................................................................16


                                      -i-




3.26     Insurance Coverage........................................................................16
3.27     Registration Rights.......................................................................16
3.28     Illegal or Unauthorized Payments;  Political Contributions................................16
3.29     Disclosure................................................................................17

SECTION 4 -   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1      Organization; Good Standing; Power and Authority; Binding Obligation......................17
4.2      Purchase Entirely for Own Account, Etc....................................................17
4.3      Disclosure................................................................................18
4.4      Accredited Investor.......................................................................18
4.5      Restricted Securities.....................................................................18
4.6      Legends 19

SECTION 5 -   CONDITIONS TO CLOSING OF PURCHASER

5.1      Representations and Warranties Correct....................................................19
5.2      Performance...............................................................................19
5.3      Compliance Certificate....................................................................19
5.4      Opinion of Company's Counsel..............................................................19
5.5      Good Standing Certificates................................................................20
5.6      Legal Investment..........................................................................20
5.7      Qualifications............................................................................20
5.8      Amendment of Certificate and Filing of Certificate........................................20
5.9      Proceedings and Documents.................................................................20
5.10     Provisions of By-Laws.....................................................................20
5.11     Shareholders' and Rights Agreement........................................................20
5.12     Minimum Purchase..........................................................................20

SECTION 6 -   CONDITIONS TO CLOSING OF COMPANY

6.1           Representations and Warranties Correct...............................................21
6.2           Performance..........................................................................21
6.3           Legal Investment.....................................................................21
6.4           Qualifications.......................................................................21
6.5           Proceedings and Documents............................................................21
6.6           Shareholders' and Rights Agreement...................................................21
6.7           Delivery of Bridge Financing Transaction Documents...................................21
6.8           Statement of Accredited Investor.....................................................21


                                      -ii-




SECTION 7 -   COVENANTS OF THE COMPANY

7.1           Basic Financial Information..........................................................22
7.2           Additional Information and Rights....................................................23
7.3           Prompt Payment of Taxes, etc.........................................................24
7.4           Maintenance of Properties and Leases.................................................25
7.5           Insurance............................................................................25
7.6           Accounts and Records.................................................................25
7.7           Compliance with Requirements of Governmental Authorities.............................25
7.8           Maintenance of Corporate Existence, etc..............................................26
7.9           Availability of Common Stock for Conversion..........................................26
7.10          Proprietary Information Agreement, and
                Key Employee Agreement.............................................................26
7.11          Use of Proceeds......................................................................27
7.12          Compliance by Subsidiaries...........................................................27
7.13          Expenses of Board Members............................................................27
7.14          Securities Law Filings...............................................................27

SECTION 8 -   NEGATIVE COVENANTS

8.1           Sale/Purchase of Assets; Merger......................................................27
8.2           Future Registration Rights...........................................................28
8.3           Changes in Type of Business..........................................................28
8.4           Dividends and Distributions..........................................................29
8.5           Purchase of Equity Securities........................................................29
8.6           Conflicting Agreements...............................................................29
8.7           Amendment of Charter Documents.......................................................29
8.8           Related Party Transactions...........................................................29
8.9           Subsidiaries.........................................................................29
8.10          Fiscal Year..........................................................................29
8.11          Business Plan........................................................................29
8.12          Amendment of Other Agreements........................................................29
8.13          Employee Stock Plans.................................................................29
8.14          Liens   .............................................................................30
8.15          Investments..........................................................................30
8.16          Purchases and Sales..................................................................30
8.17          Leases  .............................................................................30
8.18          Indebtedness.........................................................................31
8.19          Loans, Guarantees....................................................................31
8.20          Issuance of Equity Securities........................................................31
8.21          License of Listed Rights and Intellectual Property...................................31
8.22          Compliance by Subsidiaries...........................................................31

SECTION 9 -   DEFINITIONS..........................................................................31


                                     -iii-




SECTION 10 -  MISCELLANEOUS

10.1          Governing Law.............................................................................35
10.2          Survival35
10.3          Successors and Assigns....................................................................35
10.4          Entire Agreement; Amendment...............................................................36
10.5          Notices, etc..............................................................................36
10.6          Delays or Omissions.......................................................................36
10.7          Rights; Severability......................................................................37
10.8          Agent's Fees and Services.................................................................37
10.9          Legal Fees and Expenses...................................................................37
10.10         Titles and Subtitles......................................................................37
10.11         Counterparts..............................................................................37

                             SCHEDULES AND EXHIBITS
                             ----------------------


SCHEDULE 1      -   Schedule of Purchasers

SCHEDULE 2      -   Disclosure Schedules

EXHIBIT A       -   Amended and Restated Certificate of Incorporation

EXHIBIT B       -   Form of Proprietary Information Agreement

EXHIBIT C       -   Form of Opinion of Counsel

EXHIBIT D       -   Shareholders' and Rights Agreement

EXHIBIT E           Statement of Accredited Investor

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of December, 1999, by and among SoftLock.com, Inc. (the "Company"), a Delaware corporation having offices at Five Clock Tower Place, Suite 440, Maynard, Massachusetts, SoftLock Services, Inc. ("Subsidiary") a Delaware corporation having offices at Five Clock Tower Place, Suite 440, Maynard, Massachusetts, and each of the parties listed on Schedule 1 hereto (the "Schedule of Purchasers"). The parties listed on the Schedule of Purchasers are hereinafter referred to collectively as the "Purchasers".

         WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company, Subsidiary and the Purchasers (in the case of the Purchasers, severally and not jointly), hereby agree as follows:

                                    SECTION 1

                 AUTHORIZATION, PURCHASE AND SALE OF THE SHARES
                 ----------------------------------------------

         1.1 AUTHORIZATION OF THE SHARES. The Company has, or before the First Closing (as defined in Section 2.1 hereof) will have, authorized the designation of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred"), having the rights, privileges and preferences as set forth in the Certificate of Designation of the Series A Preferred Stock (the "Certificate"), the form of which is attached to this Agreement as Exhibit A, and the issuance and sale under this Agreement of 36,765 shares of the Series A Preferred (the "Shares").

         1.2 SALE AND PURCHASE OF THE SHARES. Upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at the Closing the Company will issue and sell to the Purchasers, and each Purchaser will purchase from the Company at the applicable Closing, that number of Shares set forth opposite each such Purchaser's name on the Schedule of Purchasers.

         1.3 CERTAIN DEFINED TERMS. Certain capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Section 9 hereof.

                                    SECTION 2

                          CLOSING, PAYMENT AND DELIVERY

         2.1  CLOSINGS.

         (A) FIRST CLOSING DATE AND PLACE OF FIRST CLOSING. The first closing of the purchase and sale of certain of the Shares (the "First Closing") shall be held on the date (the "First Closing Date") of, and immediately following, the final execution and delivery of at least one counterpart of this Agreement by the Company, Subsidiary and the Purchasers listed on the initial Schedule of Purchasers, or such other date as shall have been agreed to by the Company and the Purchaser(s) participating in such First Closing. The place of the First Closing (including the place of delivery to the Purchaser(s) by the Company of the certificates evidencing the Shares being purchased and the place of payment to the Company by such Purchaser(s) of the purchase price therefor) shall be at the offices of Shipman & Goodwin LLP, One American Row, Hartford, CT 06103-2819, or such other place as shall have been agreed to by the Company and the Purchaser(s) participating in such First Closing.

         (B) SUBSEQUENT CLOSING DATE(S) AND PLACE OF CLOSING. Subsequent closings of the purchase and sale of certain additional Shares (each a "Subsequent Closing") to additional Purchaser(s) shall be held on a date (each a "Subsequent Closing Date") following the First Closing Date, by execution of a supplement to this Agreement evidencing the agreement of any such additional Purchaser to be bound by this Agreement and the addition of such Purchaser's name, address, facsimile number, number of Shares purchased and Purchase Price therefor to the Schedule of Purchasers. Each additional Purchaser shall, as a condition to the purchase of the Shares, become a party to the Shareholders Agreement as a Preferred Shareholder thereunder. SI Venture Fund II, L.P. ("SI") shall have the right to approve any additional Purchaser not included on the Schedule of Purchasers as of the First Closing Date. The place of any Subsequent Closing (including the place of delivery to the Purchaser(s) by the Company of the certificates evidencing the Shares being purchased in such Subsequent Closing and the place of payment to the Company by the participating Purchaser(s) of the purchase price therefor) shall be at the offices of McGuire, Woods, Battle & Boothe LLP, 1750 Tysons Blvd., Suite 1800, Tysons Corner, McLean, Virginia 22102-3915, or such other place as shall have been agreed to by the Company and the Purchaser(s) participating in such Subsequent Closing. The First Closing and any Subsequent Closing shall each be deemed a "Closing" and the First Closing Date and any Subsequent Closing Date shall each be deemed a "Closing Date" for purposes of this Agreement. The Company covenants and agrees that it shall not issue or sell any shares of the Series A Preferred except pursuant to the terms of this Section 2.1 or pursuant to the warrants issued in connection with the Bridge Financing Transaction.

         (C) CLOSING PAYMENT AND DELIVERY. At any Closing, the Purchaser(s) participating in such Closing will pay to the Company, in cash or by check or wire transfer, and, in the case of SI, by the additional surrender and conversion of the Bridge Note, the amount set forth opposite such Purchaser's name on the Schedule of Purchasers; and the Company will deliver to such Purchaser a certificate or certificates registered in such Purchaser's name for the number of Shares set forth opposite such Purchaser's name on the Schedule of Purchasers.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         Except as expressly set forth (with reference to a paragraph in this Section 3) on Schedule 2 (the "Disclosure Schedules") hereto, the Company and Subsidiary jointly and severally represent and warrant to the Purchasers as of the Closing Date as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS.

         (A) The Company and Subsidiary each is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and are qualified, licensed or domesticated as a foreign corporation in each jurisdiction wherein the nature of its activities or properties owned or leased by each makes such qualification, licensing or domestication necessary. The Disclosure Schedules set forth the jurisdictions in which the Company and/or Subsidiary is qualified, licensed or domesticated as a foreign corporation. The Company and Subsidiary each has all requisite power, governmental licenses, authorization consents and approvals to own the properties owned by it and to conduct the business as it is being conducted by it and as contemplated by the business plan (the "Plan") prepared by the Company, a true and correct copy of which has been given to the Purchasers and special counsel for the Purchasers. The Disclosure Schedules set forth all jurisdictions in which the Company or Subsidiary owns or leases property or engages in any activity which under applicable law makes qualification or license as a foreign corporation necessary.

         (B) The Company has furnished special counsel for the Purchasers with true, correct and complete copies of the Company's and Subsidiary's Certificate of Incorporation and By-Laws, and all amendments thereto through and including the Closing Date and copies of the minutes of all Board of Directors, Committees of the Board of Directors and stockholders meetings of the Company and Subsidiary. Prior to the Closing, the Company shall have properly filed and recorded the Certificate with the Secretary of the State of Delaware. Neither the Company nor Subsidiary is in breach of any of the provisions of its Certificate of Incorporation or its By-Laws

         3.2 CORPORATE POWER. The Company and Subsidiary each has all requisite corporate power to enter into this Agreement and each of the Financing Documents to which it is a party and will have on the Closing Date all requisite corporate power to sell the Shares (with respect to the Company) and to carry out and perform its obligations under the terms of this Agreement and each of the Financing Documents to which it is a party.

         3.3 SUBSIDIARIES. Except as set forth in the Disclosure Schedules, neither the Company nor Subsidiary has any Other Subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, partnership, association or business entity. The Company is the sole owner of all securities of Subsidiary.

         3.4 CAPITALIZATION. The Disclosure Schedules contain a true and correct list of all securities of the Company and Subsidiary (including the amounts thereof) outstanding immediately prior to the Closing, and the holders of any interest exceeding five percent (5%) of the amount of such issued securities and the number of securities held by the Company's management and directors. Immediately prior to the Closing, the Company's authorized capital stock will consist of (a) Fifty Million (50,000,000) shares of Common Stock, par value $0.01 per share ("Common Stock") of which 12,819,582 shares were issued and outstanding as of December 23, 1999, and (b) 5,000,000 shares of preferred stock, of which 40,000 shares shall be designated Series A Preferred Stock and none of which shall be issued and outstanding prior to the Closing. Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, fully paid and nonassessable, owned of record and beneficially by the shareholders, and, subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, will have been offered issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Except as set forth in the Disclosure Schedules and the Shareholders' and Rights Agreement, there are no outstanding preemptive or other preferential rights, conversion rights or other rights, options, warrants (excluding any warrants issued pursuant to the Bridge Financing Transaction) or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. The Company holds no shares of its capital stock in its treasury.

         3.5 AUTHORIZATION.

         (A) All action on the part of the Company, Subsidiary, their respective directors and shareholders, necessary for the authorization, execution, delivery and performance by the Company and Subsidiary, as applicable, of this Agreement and each of the Financing Documents and for the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and of the Conversion Shares has been taken or will be taken prior to the Closing.

         This Agreement and each of the Financing Documents is a valid and binding obligation of the Company and Subsidiary parties hereto and thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution and delivery by the Company and Subsidiary, as applicable, of this Agreement and each of the Financing Documents, and compliance herewith and therewith, and the issuance and sale of the Shares and the Conversion Shares will not, with or without notice or the passage of time or both, result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Company or Subsidiary is subject, the Certificate of Incorporation or By-Laws of the Company or Subsidiary as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company or Subsidiary is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or Subsidiary pursuant to any such term or give any other person or entity the right to accelerate the time for performance of any obligation of the Company or Subsidiary. Except as set forth in the Shareholders' and Rights Agreement, no shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of the Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. The Conversion Shares have been duly and validly reserved (and are in addition to any other shares reserved for any other purpose) and are not subject to any preemptive rights or rights of first refusal and, upon such issuance, will be validly issued, fully paid and nonassessable.

         (B) The execution, delivery and performance of this Agreement and each of the Financing Documents, and the consummation of the transactions contemplated hereby and thereby require no governmental or judicial approval to be obtained by the Company or Subsidiary, except for post-sale filings with the Securities and Exchange Commission (the "Commission") and, as required under state law, state securities commissions, which filings will be carried out in a timely fashion.

         3.6 CONTRACTS; INSURANCE. The Disclosure Schedules set forth a true and correct list of all material contracts, obligations, commitments, agreements, plans and the like, whether written or oral, and all administrative, judicial and similar orders to which the Company and/or Subsidiary is a party or by which it or any of its properties is bound, including, without limitation, the following:

         (A) Any employment, bonus or consulting agreement, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plan, or agreement evidencing rights to purchase securities, phantom stock or similar plan of the Company or Subsidiary or any agreement among shareholders of the Company or Subsidiary;

         (B) Other than the documents related to the Bridge Financing Transaction, any loan or other agreement, note, indenture or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Company or Subsidiary or any agreement or instrument evidencing any guaranty by the Company or Subsidiary of payment or performance by any other party;

         (C) Any material agreement with any dealer, sales representative, broker or other distributor, jobber, advertiser or sales agency;

         (D) Any agreement with any labor union or collective bargaining organization or any other labor agreement;

         (E) Any contract for the furnishing, purchase or lease of machinery, equipment, goods or services (including, without limitation, any agreement with processors and subcontractors) in an amount in excess of $10,000 per year;

         (F) Other than the documents related to the Bridge Financing Transaction, any indenture, agreement or other document (including private placement brochures) relating to the future sale or repurchase of securities;

         (G) Other than the documents related to the Bridge Financing Transaction, any agreement to register under the Securities Act of 1933, as amended (the "Securities Act"), any of the securities of the Company;

         (H) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses;

         (I) Any agreement (other than distributorship agreements or similar agreements providing for the distribution of the Company's or Subsidiary's products with dealers, distributors and sales representatives of the Company or Subsidiary) limiting the freedom of the Company or Subsidiary to compete in any line of business or in any geographic area or with any party; and

         (J) Any agreement providing for disposition of any line of business, assets or securities of the Company or Subsidiary, or any agreement with respect to the acquisition of any line of business, assets or shares of any other business, any agreement of merger or consolidation or letter of intent with respect to the foregoing.

         A copy of each contract and commitment listed on the Disclosure Schedules has been delivered to special counsel for the Purchasers. The Company and Subsidiary each has complied with all material provisions of each such contract and commitment. No event has occurred and no condition exists which, with notice or the passage of time or both, would constitute a material default under any such contract or commitment. To the Company's and Subsidiary's knowledge, no party to such contract or commitment has threatened to terminate its obligations thereunder.

         3.7 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the Commission (any of the foregoing are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and to the Company's and Subsidiary's knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, to the Company's and Subsidiary's knowledge, none of the SEC Documents currently contains any untrue statement of a material fact at the time that it was made or omits to state any material fact required to be stated therein or necessary in order to make the statements therein as of the date thereof, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and Subsidiary included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company, Subsidiary and their consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All of the SEC Documents have been provided to the Purchasers. As used in this Agreement, "Balance Sheet" shall mean the unaudited, consolidated balance sheet of the Company and Subsidiary as of November 30, 1999, provided to the Purchasers and "Financial Statements" shall mean the unaudited, consolidated financial statements of the Company and Subsidiary as of and for the eleven (11) months ended November 30, 1999 as provided to the Purchasers.

         3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor Subsidiary knows of, any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), which, either individually or in the aggregate, are material and not disclosed on the Balance Sheet.

         3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on the Disclosure Schedules and except for the Bridge Financing Transaction, since the date of the Balance Sheet, there has not been:

         (A) Any change in the condition, assets, liabilities, prospects or business of the Company or Subsidiary from that shown on the Balance Sheet which, either individually or in the aggregate, has been or is reasonably likely to be materially adverse;

         (B) Any damage to, or destruction or loss of, any of the properties or assets of the Company or Subsidiary (whether or not covered by insurance) materially adversely affecting the business or plans of the Company or Subsidiary or the Technology;

         (C) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock) by the Company or Subsidiary or any repayment of Company or Subsidiary debt held by any Related Party or by an Affiliate;

         (D) Any organizational activity, collective bargaining activity, labor dispute or labor trouble;

         (E) Any event or condition of any character, which, either individually or in the aggregate, materially adversely affects the business, operations or plans of the Company or Subsidiary;

         (F) Any action taken or entered into by the Company or Subsidiary involving any transaction other than in the usual and ordinary course of business, except this Agreement and the Bridge Financing Transaction;

         (G) Any wage or salary increase made or granted, or entered into by the Company or Subsidiary involving any employment agreement with an officer or key employee other than any agreement set forth in the Disclosure Schedules;

         (H) Any disclosure to any person of any material trade secrets, except for disclosures made to persons subject to valid and enforceable confidentiality agreements; or

         (I) Any material disposition of assets outside the ordinary course of business.

         3.10 TAXES. The Company and Subsidiary has each filed or will file within the time prescribed by law (including extensions of time approved by any appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the States of Delaware, Massachusetts and New York, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company or Subsidiary) with all other jurisdictions where such filing is required by law; and the Company and Subsidiary has paid, or made adequate provision in the Balance Sheet for the payment of, all taxes, interest, penalties, assessments or deficiencies due in connection therewith. Neither the Company nor Subsidiary has ever had any tax deficiency proposed or assessed against it and neither the Company nor Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's or Subsidiary's federal income tax returns nor any state income, sales or franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best of the Company's and Subsidiary's knowledge after reasonable inquiry, threatened against the Company or Subsidiary, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company's or Subsidiary's tax returns or reports.

         The Company and Subsidiary each has withheld or collected from each payment made to each of their employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

         3.11 TRANSACTIONS WITH AFFILIATES. Except as set forth on the Disclosure Schedule, there is no loan, lease or other continuing transaction between the Company or Subsidiary and any Related Party and/or Affiliate.

         3.12 LITIGATION. Except as set forth on the Disclosure Schedule, there is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company or Subsidiary, to which the Company, Subsidiary or any employee of the Company or Subsidiary is or may be named as a party or to which the Company's, Subsidiary's or any such person's property is or may be subject. Except as set forth on the Disclosure Schedule, to the Company's and Subsidiary's knowledge and belief, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for all such matters, taken as a whole, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or Subsidiary or on the Technology. Except as set forth on the Disclosure Schedule, the Company and Subsidiary have no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or Subsidiary.

         3.13 CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company or Subsidiary, including qualification under applicable state securities laws of the offer and sale of the Shares and of the issuance of the Conversion Shares, is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, the conversion of the Shares into Common Stock or the issuance of the Conversion Shares, or the consummation of any other transaction contemplated on the Closing Date by this Agreement or any of the Financing Documents, except the filing of the Certificate with the Secretary of the State of Delaware, which filing has been made and is effective as of the date hereof.

         3.14 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth on the Disclosure Schedule, the Company and Subsidiary each has good and marketable title to all its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges.

         3.15 LEASES. Set forth on the Disclosure Schedules is a correct and complete list of all leases (including, with respect to each lease, the material provisions of such lease, including the term, the amount of rent called for and a description of the leased property) under which the Company or Subsidiary is a lessee, other than personal property requiring rental payments of less than $10,000 per year. The Company and Subsidiary each enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of them is in default in any respect, and to the knowledge of the Company and Subsidiary, no event has occurred and no condition exists which, with notice or the passage of time or both, would constitute such a default.

         3.16 FRANCHISES, LICENSES, TRADEMARKS, PATENTS AND OTHER RIGHTS.

         (A) All (i) franchises, permits, licenses and other similar authority,
(ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets, which, in any case, are owned, possessed or used by any employee of the Company or Subsidiary, or which any employee has the right to own, possess or use, and which in any way are or may be usable now or in the future for the conduct of the Company's and Subsidiary's business as now conducted or as planned to be conducted, have been duly and validly transferred in full to the Company or Subsidiary. The documents and instruments evidencing such transfer are listed in the Disclosure Schedules, and a copy thereof has been delivered to special counsel for the Purchasers.

         (B) The Company and Subsidiary each has all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of the terms or provisions of any such franchise, permit, license or other similar authority.

         (C) The Disclosure Schedules list all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Company and Subsidiary (collectively, the "Listed Rights"). The Listed Rights comprise all the patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) necessary to the conduct of the Company's and Subsidiary's business as now being conducted, and the Company and Subsidiary believe that the Company and Subsidiary can obtain any such rights necessary for the conduct of their business as planned to be conducted. The Company and Subsidiary each has and possesses the know-how, technology and trade secrets not included in the Listed Rights (such know-how, technology and trade secrets being collectively called the "Intellectual Property") which they believe to be necessary (i) to conduct the Company's and Subsidiary's business as now being conducted and (ii) with additional know-how, technology and trade secrets which the Company and Subsidiary plan to develop or acquire, for the conduct of their business as planned to be conducted. (The Listed Rights and the Intellectual Property collectively constitute the "Technology".) Except as set forth on the Disclosure Schedule, there is neither pending, nor, to the best of the Company's and Subsidiary's knowledge and belief, threatened, any claim or litigation against the Company or Subsidiary contesting the validity or right to use any of the Listed Rights or any of the Intellectual Property, nor is the Company or Subsidiary aware of any basis therefor, and neither the Company nor Subsidiary has received any notice of infringement upon or conflict with any asserted right of others. To the Company's and Subsidiary's knowledge and belief, no person, corporation or other entity is infringing or violating the Listed Rights or any of the Intellectual Property. Except as described in the Disclosure Schedules, neither the Company nor Subsidiary is under any obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Company or Subsidiary granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties.

         (D) Except as set forth on the Disclosure Schedule, to the Company's and Subsidiary's knowledge, all computer software owned, licensed or used by the Company or Subsidiary: (i) includes Year 2000 date data century recognition, calculations which accommodate same century and multi-century formulas and date values, correct date sort ordering (if date sorting is an included function), and date data interface values that reflect the century; (ii) will not cause an abnormal abend or abort within the application on account of date data properly entered into the application or result in the generation of incorrect values or invalid outputs involving such date; (iii) provides that all date related user interface functionalities and data fields include the indication of the correct century, and (iv) include four digit year format and recognize and correctly process dates for leap years.

         3.17 ISSUANCE TAXES. All taxes imposed by any state in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

         3.18 OFFERING. Except as set forth on the Disclosure Schedule and in the Company's SEC Documents, within the past six (6) months, the Company has not, either directly or through any agent, offered any of the Shares or any preferred security or securities similar to the Shares for sale to, or solicited any offers to buy the Shares or any part thereof or any such similar preferred security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than the Purchasers or institutional or other sophisticated investors, each of which was offered all or a portion of the Shares at private sale for investment.

         Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and all state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.19 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor Subsidiary is in violation of any term of its Certificate of Incorporation or By-Laws. Neither the Company, Subsidiary, nor any of their property is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company, Subsidiary or any of such property is subject, a violation of which would materially adversely affect the Company's or Subsidiary's condition, financial or otherwise, or operations.

         3.20 EMPLOYEES.

         (A) To the Company's and Subsidiary's knowledge, no employee of the Company or Subsidiary and no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee or Related Party to be employed by the Company, Subsidiary or companies similarly situated because of the nature of the business conducted or to be conducted by the Company, or Subsidiary or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's or Subsidiary's employees and/or Related Parties does not subject the Company, Subsidiary or any Purchaser to any liability for any such violation.

         (B) Each of the Company's and Subsidiary's other present or former employees who has had access to proprietary information of the Company or Subsidiary has executed a Softlock.com Non-Disclosure And Solicitation, Confidentiality and Assignment of Intellectual Property Agreement ("Proprietary Information Agreement") to the effect and in substantially the form provided to the Purchasers and special counsel for the Purchasers, a copy of which is set forth in Exhibit B hereto. The Disclosure Schedules set forth a complete list of the name and position of each person who has executed a Proprietary Information Agreement. To the Company's and Subsidiary's knowledge and belief, no employee or former employee of the Company or Subsidiary is, or to the Company's and Subsidiary's knowledge and belief now is expected to be, in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of the Company or Subsidiary. Each of such Proprietary Information Agreements remains in full force and effect.

         (C) The Disclosure Schedules set forth the current compensation of each officer or director of the Company and Subsidiary, and of each employee being paid (or to whom the Company or Subsidiary has agreed to pay) annual salary at a rate of $120,000 per year or more.

         (D) To the knowledge of the Company and Subsidiary, except as set forth on the Disclosure Schedule, no officer or key employee of the Company or Subsidiary has any present intent of terminating such officer's or key employee's employment with the Company or Subsidiary.

         (E) The Company and Subsidiary each complies in all material respects with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes. The Company and Subsidiary each is in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

         (F) Except as set forth on the Disclosure Schedules hereto, the employment of all persons and officers employed by the Company and Subsidiary is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company and Subsidiary have been duly and adequately accrued on the accounting records of the Company. All employees of the Company and Subsidiary are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

         (G) Neither the Company nor Subsidiary has experienced, nor does it know or have reasonable grounds to know of any basis for, any strike, labor troubles or strife, work stoppages, slow downs, or other interference with or impairment of its business. Neither the Company nor Subsidiary has experienced, nor does it know or have reasonable grounds to know of, any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the Company or Subsidiary.

         3.21 BUSINESS OF THE COMPANY. Except as set forth on the Disclosure Schedule, the Company and Subsidiary have no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the Company or Subsidiary contesting its right to manufacture, sell or use any product or service presently manufactured, sold or used or planned to be manufactured, sold or used by the Company or Subsidiary, or (ii) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, the operations or the prospects of the Company or Subsidiary. The Company and Subsidiary currently intend to engage in the business of the general type described in the Plan (the "Business").

         3.22 USE OF PROCEEDS. The Company and Subsidiary will use the proceeds of the offering for working capital purposes. The Company and Subsidiary will not use the proceeds of the offering for other business purposes. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Neither the Company nor Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Shares will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Act.

         3.23 APPLICABILITY OF, AND COMPLIANCE WITH, OTHER LAWS.

         (A) Neither the Company nor Subsidiary has or makes contributions to any pension plans, defined benefit plans or defined contribution plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as set forth on the Disclosure Schedules. With respect to such plans, if any, listed on the Disclosure Schedules, the Company and Subsidiary is in compliance with the applicable provisions of ERISA. Neither the Company nor Subsidiary has incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company or such Subsidiary under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Company or Subsidiary.

         (B) The Company's and Subsidiary's employment practices and policies comply in all material respects with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto; and (ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company and Subsidiary has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit. Neither the Company nor Subsidiary has been the subject of any charge of unfair labor practices, employment discrimination made against it by the National Labor Relations Board, the United States Equal Employment Opportunity Commission or any other governmental unit, or is presently subject to any formal or informal proceedings before, or investigations by, such Commission or governmental unit. To the Company's and Subsidiary's knowledge, neither the Company, nor Subsidiary, nor any employees of the Company or of Subsidiary, nor any Related Parties are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

         (C) Neither the Company nor Subsidiary or any property owned or occupied by the Company or Subsidiary is in material violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" law, so-called. The Disclosure Schedules contain a list of all environmental permits held by the Company and Subsidiary. Without limiting the foregoing:

                  (i) ENVIRONMENTAL PERMITS. The Company and Subsidiary each has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing and the Company and Subsidiary each is in compliance with all terms and conditions of the Environmental Permits. No notice to, approval of or authorization or consent from any governmental or regulatory authority is necessary for the transfer of or modification to any Environmental Permit and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any Environmental Permit.

                  (ii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim pending, threatened or likely to be threatened (a) against the Company or Subsidiary, (b) to the Company's and Subsidiary's knowledge, against any person or entity whose liability for any Environmental Claim the Company or Subsidiary has or may have retained or assumed either contractually or by operation of law, or (c) against any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by the Company or Subsidiary; provided however that to the extent the Environmental Claim is based on the liability of another person or entity that the Company or Subsidiary has or may have retained or assumed either contractually or by operation of law such representation and warranty under this clause (c) is limited to the knowledge of the Company and Subsidiary.

                  (iii) RELEASES. There have been no Releases of any Hazardous Materials that would be likely to form the basis of any Environmental Claim against the Company, Subsidiary or, to the Company's and Subsidiary's knowledge, against any person or entity whose liability for any Environmental Claim the Company or Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (iv) ENVIRONMENTAL ASSESSMENTS. There are no environmental reports, audits, investigations or assessments of the Company, Subsidiary, or any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by the Company or Subsidiary.

                  (v) ENVIRONMENTAL DISCLOSURE. To the knowledge of the Company and Subsidiary upon diligent review, the Company and Subsidiary have disclosed to the Purchasers all relevant facts with respect to potential or actual environmental liabilities of the Company and Subsidiary.

         (D) Neither the Company nor Subsidiary has violated any law or any governmental law, rule, order or regulation or requirement which violation through the date hereof has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and Subsidiary and neither the Company nor Subsidiary has received notice of any such violation.

         3.24 INDEBTEDNESS. Other than the Bridge Financing Transaction, the Disclosure Schedules contain a true and complete list, including the names of the parties thereto and summary description of the terms thereof, of all debt instruments, loan agreements, indentures, guaranties or other obligations, whether written or oral, other than (a) obligations which may be terminated without payment or penalty by the Company or Subsidiary upon not more than thirty (30) days notice, (b) obligations which are otherwise disclosed in this Agreement and (b) obligations for less than $10,000. Except for the Bridge Financing Transaction, all of the aforesaid items were entered into in the ordinary course of business, are valid and binding, in full force and effect and are enforceable in accordance with their respective terms and there exists no breach or default, or any event which with notice or lapse of time or both, would constitute a breach or default by any party thereto. All of the Company's and Subsidiary's Indebtedness which is required to be disclosed under generally accepted accounting principles is disclosed on the Balance Sheet.

         3.25 CONDITION OF PROPERTIES. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and Subsidiary are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's and Subsidiary's businesses and conform in all material respects with all applicable ordinances, regulations and laws.

         3.26 INSURANCE COVERAGE. Neither the Company nor Subsidiary has been refused any insurance coverage sought or applied for, and the Company and Subsidiary have no reason to believe that they will be unable to obtain one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, Subsidiary and their properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Disclosure Schedules set forth each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, and the expiration date), maintained by the Company and Subsidiary relating to their properties, assets, business or personnel. Neither the Company nor Subsidiary is in material default with respect to any provision contained in any insurance policy, and neither the Company nor Subsidiary has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

         3.27 REGISTRATION RIGHTS. Other than under the Financing Documents or the documents related to the Bridge Financing Transaction or as listed in the Disclosure Schedules, neither the Company nor Subsidiary has agreed to register under the Securities Act any of its authorized or outstanding securities.

         3.28 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. To the Company's and Subsidiary's knowledge, neither the Company, Subsidiary nor any of their officers, directors, employees, agents or other representatives of the Company, Subsidiary or any other business entity or enterprise with which the Company or Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or Subsidiary.

         3.29 DISCLOSURE. Neither this Agreement, the Disclosure Schedules nor other written statement furnished to the Purchasers or their counsel in connection with the offer and sale of the Shares, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. The forecasts, projections, estimates and other forward-looking matters furnished to the Purchasers were prepared on the basis of the Company's and Subsidiary's best estimates. The Company and Subsidiary do not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters are unreasonable or false.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Each of the Purchasers represents and warrants to the Company, as to itself only, as follows:

         4.1 ORGANIZATION; GOOD STANDING; POWER AND AUTHORITY; BINDING OBLIGATION. It has full power and authority to enter into this Agreement, and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and all action on its part necessary for the authorization, execution and delivery of this Agreement and the Financing Documents, the performance of all of its obligations hereunder, including, without limitation, the payment of the purchase price for the Shares contemplated by this Agreement, has been taken, and it has all the requisite power and authority to enter into this Agreement and each of the Financing Documents to which it is a party. This Agreement and each of the Financing Documents to which it is a party has been duly executed and delivered by Purchaser and constitutes its valid and legally binding obligation enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT, ETC. It is acquiring the Shares solely for investment for its own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. It has no present intention of selling, granting any participation in, or otherwise distributing the Shares or the Conversion Shares. It does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Shares or the Conversion Shares. It understands that the Shares and the Conversion Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, and that the Company's and Subsidiary's reliance on such exemption is predicated in part upon its representations and warranties set forth in this Section 4.

         4.3. DISCLOSURE. It has received or reviewed all the information which it has requested for the purposes of determining the merits of the purchase of the Shares and the execution of this Agreement and the Financing Documents. It also has received and reviewed a copy of the Company's consolidated, unaudited financial statements for the period ended November 30, 1999, (the "Unaudited Financials"). It has had an opportunity to ask questions and receive answers from the Company and Subsidiary regarding such entities, their business, operations and financial condition and the terms and conditions of the purchase of the Shares, this Agreement and each of the Financing Documents to which it is a party, and answers have been provided to its full satisfaction. It has fully reviewed all corporate and governance documents of the Company and Subsidiary provided to it, understands all relevant terms and has asked all questions and received answers thereto to its full satisfaction. If deemed necessary by it, it has consulted with a professional advisor who has provided it with advice concerning these terms. IT ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. IT FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO PUBLIC MARKET FOR THE SHARES. THERE IS NO ASSURANCE THAT THE COMPANY'S OR SUBSIDIARY'S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE OR THAT A PUBLIC MARKET FOR THE SHARES WILL DEVELOP AT ANY TIME.

         4.4 ACCREDITED INVESTOR. It is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act. The information provided by it on the Statement of Accredited Investor, attached hereto as EXHIBIT E, is true and correct in all respects. It is capable of bearing the economic risk of an investment in the purchase of the Shares, including the possible loss of its entire investment. It has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares and Conversion Shares offered hereby. It has not been organized solely for the purpose of acquiring the Shares or Conversion Shares. It has not construed the contents of this Agreement, any Financing Document or any additional agreement with respect to the proposed purchase of the Shares or any prior or subsequent communications from the Company or Subsidiary, or any of their officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to its particular financial situation. It has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning the purchase of the Shares and Conversion Shares.

         4.5 RESTRICTED SECURITIES. It understands that the Shares and the Conversion Shares are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Shares and the Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances. It is familiar with Rule 144 promulgated by the Commission under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. It also acknowledges that the Shares and the Conversion Shares are subject to significant restrictions on transfer, pledge or hypothecation. It agrees that in no event will it make a transfer or disposition of the Shares or the Conversion Shares other than in compliance with all applicable securities laws.

         4.6 Legends. It is understood that certificates or other evidence of the Shares and the Conversion Shares may bear the following legend, as well as any legend required by the laws of any state:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS."

                                    SECTION 5
                                    ---------

                       CONDITIONS TO CLOSING OF PURCHASER
                       ----------------------------------

         The obligation of the Purchasers to purchase the Shares to be purchased by them at the Closing is subject to the fulfillment to their satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company and Subsidiary in Section 3 hereof, as qualified by the Disclosure Schedules, shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date.

         5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement (including those in Section 2.1) to be performed or complied with by the Company and/or Subsidiary on or prior to the Closing Date shall have been so performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. The Company and Subsidiary shall have executed and delivered to the Purchasers a certificate of the President or Executive Vice President of the Company and Subsidiary, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and
5.2 of this Agreement and such other matters as the Purchasers may reasonably request.

         5.4 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received an opinion of counsel from McGuire, Woods, Battle & Boothe LLP, counsel to the Company and Subsidiary, addressed to them, dated the Closing Date, to the effect and in substantially the form set forth in Exhibit C.

         5.5 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchasers a certificate of recent date from the Secretary of State of the State of the Company's and Subsidiary's state of incorporation with respect to the Company's and Subsidiary's due incorporation, good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes, and, certificates from the Secretary of State in each jurisdiction in which the Company or Subsidiary is required to be qualified to do business with respect to the Company's or Subsidiary's good standing and due authorization to conduct business therein and payment of all qualification fees.

         5.6 LEGAL INVESTMENT. At the time of the Closing, the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which it and the Company and Subsidiary are subject.

         5.7 QUALIFICATIONS. All authorizations, approvals, or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, the conversion of the Shares into Common Stock and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Shares and the Conversion Shares.

         5.8 AMENDMENT OF CERTIFICATE AND FILING OF CERTIFICATE. The Certificate of Incorporation of the Company shall have been duly amended by the filing of the Certificate with the Secretary of the State of Delaware.

         5.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchasers and special counsel for the Purchasers.

         5.10 PROVISIONS OF BY-LAWS. The By-Laws of the Company shall provide that (a) a majority of the Directors constituting the Board shall constitute a quorum for the transaction of any business at a meeting of the Board, and (b) the holders of Shares which represent 15% or more of outstanding voting shares of the Company can call special meetings of stockholders.

         5.11 SHAREHOLDERS' AND RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered a Shareholders' and Rights Agreement (the "Shareholders' and Rights Agreement") to the effect and in substantially the form set forth in Exhibit D hereto.

         5.12 MINIMUM PURCHASE. As to the First Closing, this Agreement shall have been entered into by Purchasers which in the aggregate are purchasing Shares with an aggregate purchase price of at least $3,200,000.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY
                        --------------------------------

         The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct in all respects on the Closing Date and with respect thereto, after giving effect to the purchase of the Shares at the Closing.

         6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been so performed or complied with in all material respects.

         6.3 LEGAL INVESTMENT. At the time of the Closing, the conditions set forth in Sections 5.6 and 5.7 shall have occurred and the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

         6.4 QUALIFICATIONS. All authorizations, approvals, or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, the conversion of the Shares into Common Stock and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Shares and the Conversion Shares.

         6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Subsidiary and their special counsel.

         6.6 SHAREHOLDERS' AND RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Shareholders' and Rights Agreement to the effect and in substantially the form set forth in Exhibit D hereto.

         6.7 DELIVERY OF BRIDGE FINANCING TRANSACTION DOCUMENTS. SI Venture Associates, L.L.C. shall have delivered to the Company the Bridge Note and the Common Stock Purchase Default Warrant entered into in connection with the Bridge Financing Transaction so that such documents may be marked cancelled or satisfied and paid in full, as the case may be.

         6.8 STATEMENT OF ACCREDITED INVESTOR. The Purchasers shall have executed and delivered to the Company and the Subsidiary a Statement of Accredited Investor to the effect and in substantially the form set forth in Exhibit E hereto.

                                    SECTION 7

                            COVENANTS OF THE COMPANY
                            ------------------------

         The Company and Subsidiary hereby jointly and severally covenant and agree, for the benefit of any Purchaser who owns 15% or more of the Shares sold under this Agreement which remain outstanding and which have not been converted to Common Stock:

         7.1 BASIC FINANCIAL INFORMATION. The Company will furnish to each such Purchaser the following reports:

         (A) Within seven (7) days following the filing with the Commission, copies of its reports filed on Form 10-K, Form 10-Q, Form 8-K or any successor form or forms, its Form of Proxy and any other reports and financial statements sent or made available to stockholders or directors or filed with the Commission.

         (B) Each set of financial statements delivered to a Purchaser pursuant to Section 7.1 will be accompanied by a certificate of the Chief Financial Officer of the Company setting forth:

                  (i) Covenant Compliance - any information required in order to establish whether the Company, Subsidiary and their Other Subsidiaries were in compliance with the requirements of this Section 7 during the period covered by the income statement then being furnished; and

                  (ii) Event of Default - that the signer has reviewed the relevant terms of this Agreement, the Certificate and the other Financing Documents and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company, Subsidiary and their Other Subsidiaries, if any, from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under this Agreement, the Certificate or any of the other Financing Documents or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company and Subsidiary have taken or propose to take with respect thereto.

                  (iii) Notice of Material Litigation and Other Material Events
         - any information regarding any litigation or other event that might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company, Subsidiary or any Other Subsidiary or on the Technology.

         7.2      ADDITIONAL INFORMATION AND RIGHTS.

         The Company and Subsidiary will, for any such Purchaser:

         (A) Permit such Purchaser (or its designated representative) to visit and inspect any of the properties of the Company, Subsidiary and their Other Subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with the Company's, Subsidiary's and their Other Subsidiaries' officers and its independent public accountants, all during ordinary business hours upon reasonable prior written notice to the Company and as often as any such party may reasonably request. Any such visitation or inspection shall be performed in a reasonable manner with a minimum of disruption to the Company's and Subsidiary's business and with due regard to the proprietary and confidential nature of any information received by it.

         (B) Deliver the reports and data described below to such Purchaser:

                  (i) As soon as available (but in any event before the commencement of its fiscal year except in the case of the Annual Plan for fiscal year 2000 which shall be delivered no later than January 31,
         2000) the Company's consolidated capital and operating expense budgets and its operating plan (the "Annual Plan") approved by the Board indicating, among other things, monthly income statements, balance sheets and cash flow statements for the next fiscal year, all itemized in reasonable detail, together with the underlying assumptions therefor, plans for incurring indebtedness and projections regarding other sources of funds; any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board;

                  (ii) As soon as available, information and data on any material adverse changes in or any event or condition which materially adversely affects or could materially adversely affect the business, operations, properties or plans of the Company, Subsidiary and/or any Other Subsidiary;

                  (iii) Immediately upon becoming aware of any condition or event which constitutes a breach of this Agreement, the Financing Documents or any agreement contemplated hereby or thereby, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (iv) With reasonable promptness, copies of audit response letters, accountants' management letters and any other written reports submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company, Subsidiary or any of their Other Subsidiaries;

                  (v) Such other information and data with respect to the Company, Subsidiary and their Other Subsidiaries as any such party may from time to time reasonably request;

                  (vi) Promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 3.12 that could materially adversely affect the Company, Subsidiary or any of their Other Subsidiaries;

                  (vii) Promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company, Subsidiary or any of their Other Subsidiaries sends or makes available to its stockholders or directors or files with the Commission;

                  (viii) At the time of delivery to the Company's Board of Directors, reports, minutes, consents, waivers or such other information substantially similar to such reports, minutes, consents, waivers or other information delivered to the members of the Company's Board of Directors (such obligation being satisfied by delivery to such Purchasers' board representative, if such Purchaser has a board representative, for signature or consent) provided that each Purchaser understands that it could be subject to fines, penalties and other liabilities under applicable securities laws in the event of trading in the Company's securities while in the possession of any material, non-public information concerning the Company and agrees to abide by these legal prohibitions on tipping and trading and each Purchaser agrees to maintain the confidentiality of such information in accordance with its applicable nondisclosure agreement with the Company; and

                  (ix) Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company, Subsidiary and their Other Subsidiaries as such Purchaser reasonably may request.

         7.3 PROMPT PAYMENT OF TAXES, ETC. The Company, Subsidiary and any Other Subsidiary will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company, Subsidiary or such Other Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall at the time be contested in good faith by appropriate proceedings, and provided, further, that unless otherwise approved by the Board, the Company, Subsidiary and any Other Subsidiary will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. Unless otherwise approved by the Board, the Company, Subsidiary and any Other Subsidiary will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other obligations incident to their operations.

         7.4 MAINTENANCE OF PROPERTIES AND LEASES. The Company, Subsidiary and each Other Subsidiary will keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company, Subsidiary and each Other Subsidiary will at all times comply with each provision of all leases to which it is a party or under which it occupies, or has possession of, property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company, Subsidiary or any Other Subsidiary.

         7.5 INSURANCE. The Company, Subsidiary and any Other Subsidiary will keep their assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company, Subsidiary or any Other Subsidiary from becoming a co-insurer. The Company, Subsidiary and any Other Subsidiary will maintain for themselves with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         7.6 ACCOUNTS AND RECORDS. The Company, Subsidiary and any Other Subsidiary will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to their business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         7.7 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company, Subsidiary and Other Subsidiaries shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to their conduct of their businesses or to their property or assets. Without limiting the generality of the foregoing, the Company, Subsidiary and their Other Subsidiaries will:

         (A) Comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply in all other material respects with the provisions of ERISA and the provisions of the Code applicable to such plans; and

         (B) Comply in all material respects with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company, Subsidiary or any Other Subsidiary has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract.

         (C) So conduct its business that neither the Company, Subsidiary, any Other Subsidiaries nor any property owned or occupied by any of them is in material violation of any Federal or State Environmental Law of any sort or in material violation of any Federal or State "OSHA" Law so-called.

         7.8 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company, Subsidiary and each Other Subsidiary maintain in full force and effect its corporate existence, rights, government approvals and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be necessary to the conduct of its business.

         7.9 AVAILABILITY OF COMMON STOCK FOR CONVERSION. The Company will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit the conversion of all the then outstanding shares of the Series A Preferred.

         7.10 PROPRIETARY INFORMATION AGREEMENT, AND KEY EMPLOYEE AGREEMENT.

         (A) The Company, Subsidiary and each Other Subsidiary will enter into a Proprietary Information Agreement to the effect and in substantially the form of Exhibit B hereto or as otherwise approved by the Board with each person hereafter employed by any of them with access to confidential information

         (B) At such time as the Board of Directors of the Company authorizes the Company, Subsidiary or any Other Subsidiary to enter into an agreement or other arrangement that would constitute consideration for such key employee agreement, the Company, Subsidiary and each Other Subsidiary will require all persons now or hereafter employed by the Company, Subsidiary or such Other Subsidiary and designated as a "key person" by the Company's Board to execute a key employee agreement in favor of the Company containing the non-competition provisions approved by the Board and reasonably satisfactory to the Purchasers as a condition to the entering into of such agreement or arrangement with the key person.

         (C) The Company, Subsidiary and each Other Subsidiary will cause all technological developments, inventions, discoveries or improvements made by employees of the Company, Subsidiary and such Other Subsidiary to be fully documented in engineering notebooks in accordance with the best prevailing industrial professional standards, and where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

         7.11 USE OF PROCEEDS. The Company and Subsidiary will use the proceeds from the sale of the Shares for the purposes described in Section 3.22 hereof.

         7.12 COMPLIANCE BY SUBSIDIARIES. The Company and Subsidiary will each cause any Other Subsidiary which it may now have and/or which it may organize or acquire in the future to comply fully with all the terms and provisions of this
Section 7.

         7.13 EXPENSES OF BOARD MEMBERS. The Company agrees to reimburse each of the directors elected to the Company's Board by the Purchasers for their reasonable and properly documented out-of-pocket travel and lodging expenses in connection with attending Board meetings and performing their respective obligations and responsibilities as directors of the Company upon receipt of an itemized invoice or expense report with appropriate receipts or other evidence in support of such expenses.

         7.14 SECURITIES LAW FILINGS. Based on the Purchaser's representations and warranties made pursuant to this Agreement, the Company will make any filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Shares to the Purchasers.

                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

         The Company and Subsidiary jointly and severally agree, for the benefit of any Purchaser who holds 15% or more of the Shares sold under this Agreement which have not been converted to Common Stock, that so long as less than 75% of the Shares have been converted into Common Stock each of the Company, Subsidiary and each of their Other Subsidiaries (unless the context otherwise requires) will not do any of the following set forth in Sections 8.1 through 8.7 unless the holders of a majority of the Shares sold under this Agreement which remain outstanding and have not been converted to Common Stock otherwise agree in writing, or any of the following set forth in Sections 8.8 through 8.21 without the approval of a majority of the Board:

         8.1      SALE/PURCHASE OF ASSETS; MERGER.  Hereafter:

                  (A) Sell or otherwise dispose of the capital stock of Subsidiary or any Other Subsidiary or of all or a substantial part of the Company's assets or business or of all or a substantial part of the assets or business of Subsidiary or any Other Subsidiary (whether by sale of assets, exclusive license or otherwise);

                  (B) Purchase or otherwise acquire all or substantially all of the capital stock of any corporation or equity interest in any other entity or lend money to any person or entity, or purchase a substantial part of the operating assets of any person or entity for a purchase price in excess of the lower of (i) $5,000,000, and (ii) 20% of the Company's net revenues for the twelve month period immediately preceding such purchase; or

                  (C) Consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that Subsidiary may merge into the Company, and a 100% Other Subsidiary may consolidate with or merge into Subsidiary or the Company or into another 100% Other Subsidiary); provided that the foregoing restriction does not apply to the merger of another corporation into the Company or Subsidiary, if:

                  (i) In the case of a merger into the Company, the Company is the surviving corporation and more than 50% of the outstanding common stock of the surviving corporation is owned by persons who prior to such merger owned Common Stock of the Company;

                  (ii) In the case of a merger into Subsidiary, Subsidiary is the surviving corporation, remains a 100% subsidiary of the Company and more than 50% of the outstanding Common Stock of the Company after the merger is owned by persons who prior to such merger owned Common Stock of the Company

                  (iii) After giving effect to the proposed merger or consolidation the surviving corporation will be engaged in substantially the same lines of business; and

                  (iv) Immediately after the consummation of the transaction, and after giving effect thereto, no default under this Agreement, the Certificate or any other Financing Document would exist.

         8.2 FUTURE REGISTRATION RIGHTS. Except as expressly permitted by the Financing Documents and except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any Equity Securities under the Securities Act that will provide such other Equity Securities with registration rights which are preferential to or inconsistent with those granted to Purchasers under the Shareholders and Rights Agreement.

         8.3 CHANGES IN TYPE OF BUSINESS. Make any substantial change in the character of its business. Any business activities related to repetitive locking techniques or the distribution of electronic content will not constitute a substantial change in the character of its business.

         8.4 DIVIDENDS AND DISTRIBUTIONS. Directly or indirectly declare or pay any dividends or make any distributions upon any of its Equity Securities other than the Series A Preferred.

         8.5 PURCHASE OF EQUITY SECURITIES. Directly or indirectly redeem, purchase or otherwise acquire, any of the Company's, Subsidiary's or any Other Subsidiary's Equity Securities except (a) as permitted by this Agreement, the Shareholders' and Rights Agreement, and the Certificate or (b) from any employee upon termination of employment, but subject to Board approval.

         8.6 CONFLICTING AGREEMENTS. Become subject to any agreement or instrument, which by its terms would (under any circumstances) restrict the Company's, Subsidiary's or any Other Subsidiary's right to perform any of its obligations pursuant to the terms of this Agreement or any agreement contemplated hereby, the Certificate, the Financing Documents, or the Company's By-laws (including, without limitation, all obligations relating to payment of dividends on and making redemptions of the Series A Preferred and conversions of the Series A Preferred).

         8.7 AMENDMENT OF CHARTER DOCUMENTS. Except as contemplated by this Agreement, make any amendment to the Company's, Subsidiary's or any Other Subsidiary's Certificate of Incorporation or make any amendment to the By-laws that has not been approved by action of the Board of Directors in which the director nominated by the holders of the Shares participated and assented.

         8.8 RELATED PARTY TRANSACTIONS. Enter into any transaction with any Related Party or Affiliate, except as otherwise expressly contemplated by this Agreement or referred to in Section 3.11 hereto.

         8.9 SUBSIDIARIES. Establish or acquire (a) any Other Subsidiaries other than wholly-owned Other Subsidiaries or (b) any Other Subsidiaries organized outside of the United States and its territorial possessions.

         8.10 FISCAL YEAR.  Change its fiscal year.

         8.11 BUSINESS PLAN. Make any material changes in the Plan or the Company's, Subsidiary's and their Other Subsidiaries' operation of the Business.

         8.12 AMENDMENT OF OTHER AGREEMENTS. Amend, modify or waive any provision of any of the Financing Documents, fail to enforce the provisions of any of the Financing Documents or avail itself of all rights and remedies thereunder.

         8.13 EMPLOYEE STOCK PLANS. Hereafter issue, sell, grant or award any Equity Security or any option to acquire any Equity Security to officers, directors, employees, consultants or advisors to the Company; provided, however that this provision shall not limit the ability of the Board of Directors to delegate authority to issue, sell, grant or award Equity Securities or options to the Compensation Committee.

         8.14 LIENS. Create, assume or permit, any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (a) Liens existing as of the date hereof as disclosed in Section 3.14 hereof, (b) any Lien on any asset of a corporation existing at the time such corporation is merged into or consolidated with the Company, Subsidiary or any Other Subsidiary and not created in contemplation of such event, (c) any Lien existing on any asset prior to the acquisition thereof by the Company, Subsidiary or any Other Subsidiary and not created in contemplation of such event, (d) any Lien created on any real property or equipment in connection with the leasing of such real property or equipment, (e) Liens contemplated by the Annual Plan and (f) Permitted Liens.

         8.15 INVESTMENTS. Own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution to, any other Person, or own, purchase or acquire any property not used in the usual and ordinary course of business, except that the Company, Subsidiary or any Other Subsidiary may (a) own, purchase or acquire certificates of deposit in or repurchase agreements from United States commercial banks having capital resources in excess of $100,000,000 and obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, (b) invest in commercial paper rated at least Prime 1 by Moody's Industrial Manual, (c) deposit funds in money market accounts in financial institutions having capital resources in excess of $100,000,000 and
(d) make such investments as are approved by a majority of the Board.

         8.16 PURCHASES AND SALES. Hereafter, except as contemplated by the Annual Plan:

         (A) other than normal operating expenditures made as a part of the ordinary course of business, purchase, directly or indirectly, any item (or group of items) of real or personal property which has a purchase price in excess of $75,000 or enter into any other transaction with respect to such item (or group of items) which, under generally accepted accounting principles is or should be treated as a purchase or capital expenditure for accounting purposes; or

         (B) (i) Pay or provide annual salary in excess of $120,000, or (ii) increase the compensation of any person listed in part 3.20(d) of the Disclosure Schedules and will not compensate any other officer, director or employee at an annual salary of $120,000 per year or more.

         8.17 LEASES. Enter into any leases or other rental agreements (excluding capitalized leases) that are not within the scope of an Annual Plan unless entered into in the ordinary course of business.

         8.18 INDEBTEDNESS. Create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable for any Indebtedness other than as contemplated by the Annual Plan.

         8.19 LOANS, GUARANTEES. Make any loan or advance to any person or entity, including, without limitation, any employee or director of the Company, Subsidiary or any Other Subsidiary, except advances for travel and entertainment expenses, relocation costs and similar expenditures in the ordinary course of business, as contemplated by the Annual Plan or under the terms of an employee stock option plan or stock purchase agreement approved by the Board; or guarantee, directly or indirectly, any Indebtedness except for trade accounts or personal property leases of the Company, Subsidiary or any Other Subsidiary arising in the ordinary course of business.

         8.20 ISSUANCE OF EQUITY SECURITIES. Hereafter issue, sell, grant or award or enter into any agreement or adopt any plan to issue, sell, grant or award any Equity Security or option to acquire any Equity Security except to officers, directors and employees of, and consultants or advisors to, the Company, Subsidiary and Other Subsidiaries in compliance with Section 8.13 hereof.

         8.21 LICENSE OF LISTED RIGHTS OR INTELLECTUAL PROPERTY. Not transfer, assign or license any of its Listed Rights or Intellectual Property now owned or hereafter acquired by it (except for licenses to Company's or Subsidiary's customers in the ordinary course of business).

         8.22 COMPLIANCE BY SUBSIDIARIES. The Company and Subsidiary will cause any Other Subsidiary which either of them may now have and/or which either of them may organize or acquire in the future to comply with all the terms and provisions of this Section 8.

                                    SECTION 9

                                   DEFINITIONS
                                   -----------

         As used in this Agreement or in the Financing Documents, capitalized terms shall have the respective meanings set forth in this Agreement or set forth below or in the Section of this Agreement referred to below:

         AFFILIATE shall mean, as to any person, any other person, which directly or indirectly controls, is controlled by or is under common control with such person.

         ANNUAL PLAN shall have the meaning ascribed to it in Section 7.2 hereof.

         BALANCE SHEET shall have the meaning ascribed to it in Section 3.7 hereof.

         BUSINESS shall have the meaning ascribed to it in Section 3.21 hereof.

         BOARD shall mean the entire Board of Directors of the Company.

         BRIDGE FINANCING TRANSACTION shall mean the transactions contemplated by the Bridge Note, the Note and Warrant Purchase Agreement dated September 22, 1999 by and among the Company, Subsidiary and SI Venture Associates, L.L.C., the Stock Purchase Warrant dated September 22, 1999 between the Company and SI Venture Associates, L.L.C. (as assigned by SI Venture Associates, L.L.C. to SI Venture Fund II, L.P.), the Common Stock Default Purchase Warrant dated September 22, 1999 between the Company and SI Venture Associates, L.L.C. (as assigned by SI Venture Associates, L.L.C. to SI Venture Fund II, L.P.) and the Stock Purchase Warrant dated December 23, 1999 between the Company and SI Venture Associates, L.L.C. (as assigned by SI Venture Associates, L.L.C. to SI Venture Fund II, L.P.).

         BRIDGE NOTE shall mean that certain Convertible Promissory Note dated September 22, 1999, in the original principal amount of $500,000, issued by the Company to SI Venture Associates, L.L.C. which note is being assigned by SI Venture Associates, L.L.C. to SI Venture Fund II, L.P. and converted into Shares upon the Closing.

         CLOSING shall have the meaning ascribed to it in Section 2.1 hereof.

         CLOSING DATE shall have the meaning ascribed to it in Section 2.1 hereof.

         CODE shall have the meaning ascribed to it in Section 7.7 hereof.

         COMMISSION shall have the meaning ascribed to it in Section 3.5 hereof.

         COMMON STOCK shall have the meaning ascribed to it in Section 3.4 hereof.

         CONVERSION SHARES shall mean at any time, shares of Common Stock (i) issued and then outstanding upon the conversion of the Series A Preferred, (ii) issuable upon the conversion of the Series A Preferred, and (iii) issued and then outstanding or issuable in respect of the Common Stock referred to in clause (i) of this definition upon any stock split, stock dividend, recapitalization or similar event.

         ENVIRONMENTAL CLAIM shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of compliance or violation (written or oral) by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Material at any location, whether owned, operated, leased or managed by the Company, Subsidiary or any Other Subsidiary; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or
(c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         ENVIRONMENTAL LAWS shall mean all laws or orders relating to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Materials.

         ENVIRONMENTAL PERMITS shall have the meaning ascribed to it in Section
3.23 hereof.

         EQUITY SECURITIES shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

         ERISA shall have the meaning ascribed to it in Section 3.23 hereof.

         EXCHANGE ACT shall have the meaning ascribed to it in Section 3.7 hereof.

         FINANCING DOCUMENTS shall mean collectively, the Certificate, the Shareholders' and Rights Agreement, and all other documents set forth in any other schedules or exhibits hereto under which, upon its execution thereof, the Company, Subsidiary, any Other Subsidiary, or any Related Party shall have an obligation to any Purchaser, all in the respective forms thereof as executed and as amended from time to time.

         FINANCIAL STATEMENTS shall have the meaning ascribed to it in Section
3.7 hereof.

         HAZARDOUS MATERIALS shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, above ground or underground storage tanks and compressors or other equipment that contain polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

         INDEBTEDNESS shall mean any obligation of the Company, Subsidiary or any Other Subsidiary, contingent or otherwise, which under generally accepted accounting principles is required to be shown on the balance sheet of the Company, Subsidiary or such Other Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of or production from, property of the Company, Subsidiary or any Other Subsidiary shall be deemed to be Indebtedness even though such obligation is not assumed by the Company, Subsidiary or Other Subsidiary.

         LISTED RIGHTS shall have the meaning ascribed to it in Section 3.16 hereof.

         OTHER SUBSIDIARY shall mean any corporation, partnership, joint venture, association or other business entity at least fifty percent (50%) of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by the Company, or by Subsidiary, or by one or more of such Other Subsidiary entities or both.

         PERMITTED LIENS shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company, Subsidiary or Other Subsidiary has furnished adequate security; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company, Subsidiary or Other Subsidiary has furnished adequate security; and (c) statutory Liens incidental to the conduct of the business of the Company, Subsidiary or any Other Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) purchase money liens or security interests securing the cost of acquisition of assets subject to such liens or security interests.

         PERSON shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments, agencies and political subdivisions.

         PLAN shall have the meaning ascribed to it in Section 3.1 hereof.

         PROPRIETARY INFORMATION AGREEMENT shall have the meaning ascribed to it in Section 3.20 hereof.

         QUALIFIED PUBLIC OFFERING shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company, on a firm commitment basis, yielding aggregate proceeds to the Company of $20,000,000 at a public offering price that is at least four times the then effective "Conversion Price" of the Series A Preferred (as defined in the Certificate).

         RELATED PARTY shall mean any officer, director, employee or consultant of the Company, Subsidiary or any Other Subsidiary or any holder of five percent (5%) or more of any class of capital stock of the Company, Subsidiary or any Other Subsidiary or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any Person controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

         RELEASE shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, ground water or property.

         SECURITIES ACT shall have the meaning ascribed to it in Section 3.6 hereof.

         SERIES A PREFERRED shall have the meaning ascribed to it in Section 1.1 hereof.

         SHAREHOLDERS' AND RIGHTS AGREEMENT shall have the meaning ascribed to it in Section 5.11 hereof.

         SHARES shall have the meaning ascribed to it in Section 1.1 hereof.

         TECHNOLOGY shall have the meaning ascribed to it in Section 3.16 hereof.

                                   SECTION 10

                                  MISCELLANEOUS
                                  -------------

         10.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut. The parties agree that any legal or equitable suit, action or proceeding arising out of this Agreement may be instituted and prosecuted in any state or federal court in the State of Connecticut and for the purposes of this Agreement, irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding.

         10.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and shall survive the Closing.

         10.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Shares.

         10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of two-thirds or more of the Shares which have not been converted to Common Stock, but in no event shall this paragraph be amended or the obligation of any Purchaser hereunder increased, except upon the written consent of such Purchaser.

         10.5 NOTICES, ETC.

         (A) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand, overnight delivery service, or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (a) if to a Purchaser, at the address shown on the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Conversion Shares, at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company or Subsidiary, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754, or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing.

         (B) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         10.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         10.7 RIGHTS; SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.8  AGENT'S FEES AND SERVICES.

         (A) The Company represents and warrants that it has retained no finder or broker or other person or firm in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

         (B) Each Purchaser represents and warrants as to itself only that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by such Purchaser or any of its members, employees or representatives.

         10.9 LEGAL FEES AND EXPENSES. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. On the First Closing Date (or if the First Closing shall not take place, within thirty (30) days of receiving any statement or invoice therefor), the Company will pay the reasonable legal fees and out-of-pocket expenses of Shipman & Goodwin LLP, special counsel to the Purchasers (which fees and expenses shall not exceed $30,000 less the invoice for legal work in connection with the Bridge Financing Transaction without the prior, written consent of the Company), with respect to this Agreement and the transactions contemplated hereby.

         10.10 TITLES AND SUBTITLES. The titles of the Sections and subsection's of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

         10.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                        SOFTLOCK COM., INC.

                                        By:  /s/ Douglas R. Johnson
                                             -------------------------------
                                        Name:
                                        Title:  /s/ Executive VP and CFO


                                        SOFTLOCK SERVICES., INC.

                                        By:  /s/ Douglas R. Johnson
                                             -------------------------------
                                        Name:
                                        Title:  /s/ Executive VP and CFO


                                        SI VENTURE FUND II, L.P.

                                        By: SI VENTURE MANAGEMENT II, L.L.C.,
                                            its General Partner

                                        By:  /s/ N. Adam Rin
                                             -------------------------------
                                                     its Managing Member


                                        APEX INVESTMENT FUND IV, L.P.

                                        By: Apex Management IV, L.L.C.,
                                            its General Partner


                                        By:  /s/ George M. Middlemas
                                             -------------------------------
                                                 George M. Middlemas


                                        APEX STRATEGIC PARTNERS IV, LLC

                                        By: Apex Management IV, LLC, Manager

                                        By:  /s/ George M. Middlemas
                                             -------------------------------
                                        George M. Middlemas, Managing Member

                             SCHEDULE OF PURCHASERS
                             ----------------------



NAME AND ADDRESS                                     SHARES                         PURCHASE PRICE
----------------                                     ------                         --------------
SI Venture Fund II, L.P.                             17,157                             $1,750,014
12600Gateway Blvd.
Fort Myers, FL  33913
Facsimile (941) 561-4916

Apex Investment Fund IV, L.P.                        14,260                             $1,454,520
225 W. Washington Street, Suite 1450
Chicago, Illinois  60606
Telephone:  (312) 857 2800
Facsimile:  (312) 857 1800

Apex Strategic Partners IV, LLC                         446                             $   45,492
225 W. Washington Street, Suite 1450
Chicago, Illinois  60606
Telephone:  (312) 857 2800
Facsimile:  (312) 857 1800